Exhibit 10.1

February 4th, 2016

Anne-Marie Duliege

[Address Withheld]

Re:  Offer and Employment Terms

Dear Anne-Marie:

Rigel Pharmaceuticals, Inc. (the Company) is pleased to offer you the position EVP, Chief Medical Officer, reporting to me, Raul Rodriguez, on the following terms.  Please take the next few days to carefully review the terms, and let us know if you have any questions.

If you accept this offer (the "Agreement"), your annual salary will be $450,000 (four-hundred, fifty thousand dollars), less all required withholdings and any voluntary payroll deductions, which salary will be reviewed periodically. In addition, you will be eligible for a company bonus of 50%, based on Company goals.   You will  be eligible  for the Company's  standard  benefits,  including  medical  insurance,  vacation,  sick  leave,  and holidays.   Additionally, under the Company's Amended and Restated Change of Control Severance Plan (attached hereto-see Appendix A for precise terms), you will qualify for a severance of 2.5x (salary + eligible bonus) under certain conditions. The Company may modify compensation and benefits from time to time, as it deems necessary. Additionally,  management  will  recommend  approval  by the Company's Compensation Committee,  at  its  next  regular  meeting  after  commencement  of your  employment,  to grant  you an option to purchase 400,000 (four-hundred   thousand)   shares of  the Company's common stock, which has a four year vesting period:  1/4th (one-fourth) of the shares vest one year after your hire date, and 1/48th (one forty-eighth) of the shares vest monthly thereafter over the next three years, which will have the strike price the same as the  close  price  on  NASDAQ,   the  day  prior  to  the  next  scheduled Compensation Committee meeting (currently  scheduled  to take place on May 4th). Within  30 days  of your  date  of hire, you will receive  a  sign-on  bonus  in the  amount  of $60,000  (sixty thousand dollars), less all required withholdings. Should you voluntarily terminate employment less than 12 months from your date of hire, you agree to repay, in full, the sign-on bonus amount of $60,000.

As a Rigel employee, you will be expected to sign and comply with the Company Proprietary Information and Inventions Agreement, attached hereto as Exhibit 1, which prohibits unauthorized use or disclosure of Company proprietary information.   You will be responsible for all duties customarily associated with this position. You will work at our facility located at 1180 Veterans Boulevard, South San Francisco, California. Of course, the Company may change your position, duties and work location from time to time, as it deems necessary.

You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice.   This at-will employment relationship cannot be changed except in a writing signed by a Company officer.

You agree that, for one (1) year following the termination  of your employment  with the Company, you  will  not  personally initiate  or  participate in  the solicitation  of  any employee of the Company or any of its affiliates to terminate his or her relationship with the Company or any of its affiliates in order to become an employee for any other person or business entity.

To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company  agree that any and all disputes or controversies, whether  of law or fact of any nature whatsoever  (including,  but not limited to, all state and federal statutory and discrimination claims), with the sole exception of those disputes which  may arise from your  Proprietary  Information  and Inventions Agreement,  arising from or regarding  your  employment   or the  termination thereof,  or  the  interpretation, performance, enforcement  or breach of this Agreement  shall be resolved  by confidential, final and binding arbitration under the then-existing Rules of Practice  and Procedure  of Judicial  Arbitration and Mediation  Services, Inc. (JAMS), which shall be conducted in San Francisco, California.

This Agreement, including Exhibit 1, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with respect to the terms and conditions of your employment. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties, representations or agreements. It may not be amended or modified except by a written instrument signed by you and a duly authorized representative of the Company.   If any provision of this Agreement  is determined  to be invalid or unenforceable,  in whole or in part, this  determination   will  not  affect  any  other provision  of this  Agreement. This Agreement shall be construed and interpreted in accordance with the laws of the State of California and shall be deemed drafted by both parties.  As required by law, this offer is subject to satisfactory proof of your right to work in the United States.

We are very excited about your joining our team and being part of Rigel's plan for success. Please formalize your acceptance by providing us with your signature on this letter and the Exhibit 1.

Sincerely,

/ s/ Raul R. Rodriguez

Raul Rodriguez

CEO, Rigel Pharmaceuticals, Inc.

Accepted

/s/ Anne-Marie Duliege

Anne-Marie Duliege

February 4, 2016

Date

APPENDIX A

FORM OF AMENDED AND RESTATED CHANGE OF CONTROL SEVERANCE PLAN

Section 1.              INTRODUCTION.

The Rigel Pharmaceuticals, Inc. Change of Control Severance Plan (the “Plan”) was originally established effective December 17, 2007 and was amended and restated effective November 13, 2008.  The purpose of the Plan is to provide for the payment of severance benefits to certain eligible executives of Rigel Pharmaceuticals, Inc. (the “Company”) who meet the eligibility criteria set forth in Section 2(a) below.  This Plan supersedes any severance plan, policy or practice with respect to Qualifying Terminations (as defined below), whether formal or informal, written or unwritten, previously announced or maintained by the Company.  This Plan document also is the Summary Plan Description for the Plan.  The Company hereby amends and restates the Plan in its entirety effective January 1, 2011 as set forth herein.

Section 2.              ELIGIBILITY FOR BENEFITS.

(a)           General Rules.  Subject to the requirements of the Plan, the Company will grant the severance benefits described in Section 3 to Eligible Employees.

(1)           Definition of “Eligible Employee.”  For purposes of this Plan, an Eligible Employee is an employee of the Company serving as an Executive Officer (as defined in 3b-7 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended, and qualifying for treatment as an officer under Section 16 of the Security Exchange Act of 1934, as amended) at the time he or she suffers a “Qualifying Termination” (as defined below).  The Plan Administrator shall make the determination of whether an employee is an Eligible Employee, and such determination shall be binding and conclusive on all persons.  Temporary employees and independent contractors are not eligible for severance benefits under the Plan.

(2)           Obligations of Eligible Employees.  In order to receive any benefits under the Plan:

(i)            the Eligible Employee must remain on the job and satisfactorily provide services to the Company until his or her date of termination;

(ii)           the Eligible Employee must execute and return to the Company a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as applicable, within the time frame set forth therein (the “Release”) and such release must become effective in accordance with its terms but not later than the 60th day following the termination of employment (with the Company having the authority, in its discretion, to modify the form of the required release to comply with applicable law and to determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee) and notwithstanding the payment schedules set forth in Appendix A, no benefits will be paid prior to the effective date of the Release but rather on the first regular payroll pay day following the effective date of the Release, the Company will pay the Eligible Employee the benefits the Eligible Employee would otherwise have received on or prior to such date but for the delay in payment related to the effectiveness of the Release, with the balance of the benefits being paid as originally scheduled; and

(iii)         the Eligible Employee must remain in compliance with his or her continuing obligations to the Company, including obligations under his or her Employee Proprietary Information and Inventions Assignment Agreement (such form, or any similar form, the “Proprietary Agreement”).

(b)           Exceptions to Benefit Entitlement.  An employee who otherwise is an Eligible Employee will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Company in its sole discretion:

(1)           The employee is covered by any other severance or separation pay plan, policy or practice of the Company or has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits, in either case with respect to severance benefits payable upon an event that constitutes a Qualifying Termination (used herein as defined herein), and such agreement, plan, policy or practice is in effect on his or her termination date.  In such case, the employee’s severance benefit upon a Qualifying Termination, if any, shall be governed by the terms of such agreement, plan, policy or practice and shall be governed by this Plan only to the extent that (i) the employee elects to waive and release all claims and rights the employee has to severance pay or benefits upon a Qualifying Termination under such agreement, plan, policy, or practice or (ii) the reduction pursuant to Section 3(c) below does not entirely eliminate benefits under this Plan.

(2)           The employee’s employment terminates other than as a result of a Qualifying Termination (including a termination for Cause prior to the effective date of a previously scheduled Qualifying Termination, a termination as a result of death or disability, or the employee voluntarily terminates employment with the Company other than as a Resignation for Good Reason.  Voluntary terminations include, but are not limited to, resignation, retirement, failure to return from a leave of absence on the scheduled date and/or termination in order to accept employment with another entity (including but not limited to any entity that is wholly or partly owned (directly or indirectly) by the Company or an affiliate of the Company.)).

(3)           The employee has not signed an enforceable Proprietary Agreement covering the employee’s period of employment with the Company (and with any predecessor) and does not confirm in writing that he or she is and shall remain subject to the terms of that Proprietary Agreement.

(4)           Following notice of a Qualifying Termination, the employee’s behavior rises to level of Cause for termination.

(c)           An involuntary termination without “Cause” means an involuntary termination of an employee’s employment by the Company other than as a result of death or disability and other than for one of the following reasons:

(1)           an intentional action or intentional failure to act by the employee that was performed in bad faith and to the material detriment of the business of the Company or an Employer;

(2)           an employee’s intentional refusal or intentional failure to act in accordance with any lawful and reasonable order of his or her superiors that has not been cured within ten (10) days after written notice from the Company, or that has caused irreparable damage incapable of cure;

(3)           an employee’s habitual or gross neglect of the duties of employment that has not been cured within ten (10) days after written notice from the Company, or that has caused irreparable damage incapable of cure;

(4)           an employee’s indictment, charge, or conviction of a felony or any crime involving moral turpitude, or participation in any act of theft or dishonesty, in each case, that has had or could reasonably be expected to have a material detrimental effect on the business of the Company; or

(5)           an employee’s violation of any material provision of the Proprietary Agreement or violation of any material provision of any other written Company policy or procedure.

(d)           A “Change of Control” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(1)           a sale, lease or other disposition of all or substantially all of the assets of the Company, other than a sale, lease or other disposition of all or substantially all of the assets of the Company to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease or other disposition;

(2)           a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(3)           any “Exchange Act Person” becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.

(e)           An “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), except that “Exchange Act Person” shall not include (1) the Company or any subsidiary of the Company, (2) any employee benefit plan of the Company or any subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (5) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) that, as of the effective date of this Plan, is the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(f)            A “Qualifying Termination” means an involuntary termination without Cause or a Resignation for Good Reason and in either case provided such termination is a separation from service” (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations) and such termination occurs on or within eighteen (18) months following the effective date of the Change of Control.

(g)           A “Resignation for Good Reason” means the Eligible Employee has resigned from all positions he or she then-holds with the Company (or any successor thereto):

(1)           one of the following actions has been taken:

(i)            there is a material diminution of Eligible Employee’s authority, including but not limited to decision-making authority, duties, or responsibilities;

(ii)           there is a material reduction in the Eligible Employee’s annual base compensation (including the base salary and target bonus opportunity), where material is considered greater than 5%;

(iii)         the Eligible Employee is required to relocate his or her primary work location to a facility or location that would increase the Eligible Employee’s one way commute distance by more than twenty (20) miles from the Eligible Employee’s primary work location as of immediately prior to such change;

(iv)          A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Eligible Employee is required to report, including a requirement that the Eligible Employee report to a corporate officer or employee instead of reporting directly to the board of directors of a corporation (or similar governing body with respect to an entity other than a corporation);

(v)            A material diminution in the budget over which the Eligible Employee retains authority;

(vi)          the Eligible Employee is required, as a condition to continued service, to enter into any agreement with the Company or a successor thereto regarding confidentiality, non-competition, non-solicitation or other similar restrictive covenant that is materially more restrictive than under the Proprietary Agreement;

(vii)         the Company materially breaches its obligations under this Plan or any then-effective written employment agreement with the Eligible Employee; or

(viii)        any acquirer, successor or assign of the Company fails to assume and perform, in all material respects, the obligations of the Company hereunder; and

(2)           the Eligible Employee provides written notice to the Company’s General Counsel within the 60-day period immediately following such action; and

(3)           such action is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice; and

(4)           the Eligible Employee’s resignation is effective not later than sixty (60) days after the expiration of such thirty (30) day cure period.

Section 3.              AMOUNT OF BENEFIT.

(a)           Severance Benefits.  Subject to the terms and conditions of the Plan, the severance benefits that shall be provided to Eligible Employees under the Plan are set forth in Appendix A.

(b)           Additional Benefits.  Notwithstanding the foregoing, the Company may, in its sole discretion, authorize benefits in an amount in addition to those benefits set forth in Section 3(a) to an Eligible Employee.  The provision of any such benefits to an Eligible Employee shall in no way obligate the Company to provide such benefits to any other Eligible Employee or to any other employee, even if similarly situated.  Receipt of benefits under this Plan pursuant to such exceptions may be subject to a covenant of confidentiality and non-disclosure.

(c)           Certain Reductions.  The Company shall reduce an Eligible Employee’s severance benefits under this Plan, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company in connection with the Eligible Employee’s Qualifying Termination, including but not limited to any payments or benefits that are due pursuant to (i) any other severance plan, policy or practice, or any individually negotiated employment contract or agreement with the Company relating to severance benefits, in each case, as is in effect on the Eligible Employee’s termination date, (ii) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll without being in active service for a limited period of time after being given notice of the termination of the Eligible Employee’s employment.  The benefits provided under this Plan are intended to satisfy, to the greatest extent possible, any and all statutory obligations that may arise out of an Eligible Employee’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan.  In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being recharacterized as payments pursuant to the Company’s statutory obligation.

(d)           Parachute Payments. If any payment or benefit an Eligible Employee would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount.  The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for the Eligible Employee.  If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

In the event it is subsequently determined by the Internal Revenue Service that some portion of the Reduced Amount as determined pursuant to clause (x) in the preceding paragraph is subject to the Excise Tax, the Eligible Employee agrees to promptly return to the Company a sufficient amount of the Payment so that no portion of the Reduced Amount is subject to the Excise Tax.  For the avoidance of doubt, if the Reduced Amount is determined pursuant to clause (y) in the preceding paragraph, the Eligible Employee will have no obligation to return any portion of the Payment pursuant to the preceding sentence.

Unless the Eligible Employee and the Company agree on an alternative accounting firm or law firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations.  If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting or law firm to make the determinations required hereunder.  The Company shall bear all expenses with respect to the determinations by such accounting or law firm required to be made hereunder.

The Company shall use commercially reasonable efforts to cause the accounting or law firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to the Eligible Employee and the Company within fifteen (15) calendar days after the date on which the Eligible Employee’s right to a Payment is triggered (if requested at that time by the Eligible Employee or the Company) or such other time as requested by the Eligible Employee or the Company.

(e)           Code Section 409A.   If the Company (or, if applicable, the successor entity thereto) determines that the payments and benefits provided under the Plan (the “Plan Payments”) constitute “deferred compensation” under Code Section 409A (together, with any state law of similar effect, “Section 409A”) and an Eligible Employee is a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) (a “Specified Employee”), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Plan Payments shall be delayed as follows:  on the earliest to occur of (1) the date that is six months and one day after a “separation from service” (as such term is defined in Section 1.409A-1(h) of the Treasury Regulations), and (2) the date of the Eligible Employee’s death (such earliest date, the “Delayed Initial Payment Date”), and the Company (or the successor entity thereto, as applicable) shall then (i) pay to the Eligible Employee a lump sum amount equal to the sum of the Plan Payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the Plan Payments had not been delayed pursuant to this Section 3(e) and (ii) commence paying the balance of the Plan Payments in accordance with the applicable payment schedules set forth in on Appendix A.  Prior to the imposition of any delay on the Plan Payments as set forth above, it is intended that (A) each installment of the Plan Payments provided in Appendix A be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (B) all Plan Payments provided in Appendix A satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9)(iii), and (C) the Plan Payments consisting of COBRA premiums also satisfy, to the greatest extent possible, the exemption from the application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(9)(v).

Section 4.              COMPANY PROPERTY.

(a)           Return of Company Property.  An Eligible Employee will not be entitled to any severance under the Plan unless and until the Eligible Employee returns all Company Property.  For this purpose, “Company Property” means all paper and electronic company documents (and all copies thereof) created and/or received by the Eligible Employee during his or her period of employment with the Company and other Company Property which the Eligible Employee had in his or her possession or control at any time, including, but not limited to, Company and/or Employer files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment

(including, but not limited to, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company and/or an Employer (and all reproductions thereof in whole or in part).  As a condition to receiving benefits under the Plan, Eligible Employees must not make or retain copies, reproductions or summaries of any such Company Property.  However, an Eligible Employee is not required to return his or her personal copies of documents evidencing the Eligible Employee’s hire, termination, compensation, benefits and stock options and any other documentation received as a shareholder of the Company.

(b)           Transition of Work.  An Eligible Employee will not be entitled to any severance benefit under the Plan unless and until the Eligible Employee (1) has satisfactorily transitioned his or her work and information concerning his or her work to the Company to the extent reasonably requested in writing by the Company and (2) has provided the Company with all logins, passwords, passcodes and similar information created by the Eligible Employee for documents, email and electronic files that the Eligible Employee created or used on Company systems.

Section 5.              TIME OF PAYMENT AND FORM OF BENEFIT.

Except as otherwise provided in Section 3, all severance benefits under the Plan shall be paid at the time and in the form provided in Appendix A following the Eligible Employee’s satisfaction of all of the requirements under the Plan.  All payments under the Plan will be subject to applicable withholding for federal, state and local taxes.  If an Eligible Employee is indebted to the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.  Additionally, if an Eligible Employee is subject to withholding for taxes related to any non-Plan benefits, the Company may offset any severance payments under the Plan by the amount of such withholding taxes.  However, payments under the Plan will not be subject to any other deductions such as, but not limited to, 401(k) plan contributions and/or 401(k) loan repayments or other employee benefit and benefit plan contributions.

Section 6.              RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a)           Exclusive Discretion.  The Plan Administrator is the Company.  As Plan Administrator, the Company is the named fiduciary charged with the responsibility for administering the Plan.  The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan.  The Plan Administrator may delegate any or all of its administrative duties to an officer of the Company and any such delegation shall convey with it the full discretionary authority of the Plan Administrator to carry out the delegated duties.  The Company or the Plan Administrator shall indemnify and hold harmless any person to whom it delegated its responsibilities; provided, however, such person does not act with gross negligence or willful misconduct.  The rules, interpretations, computations and other actions of the Plan Administrator or its delegate shall be binding and conclusive on all persons.

(b)           Termination; Amendment.

(1)           This Plan will automatically renew on January 1, 2012 and each subsequent January 1st if no Change of Control has occurred by that date.  If a Change of Control has occurred by that date, this Plan will terminate on the date that is eighteen (18) months and one (1) day after the effective date of the Change of Control;  provided, however, that no such termination shall affect the right to any unpaid benefit of any Eligible Employee whose Qualifying Termination date has occurred prior to such date, and such unpaid benefit rights shall continue to be governed by the terms of this plan.

(2)           The Company reserves the right to amend this Plan (including the exhibits and appendices hereto) and the benefits provided hereunder at any time prior to a Change of Control of the Company; provided, however, that no such amendment shall affect the right to any unpaid benefit of any Eligible Employee whose Qualifying Termination date has occurred prior to amendment of the Plan.

(3)           Any purported amendment or termination of this Plan (and the exhibits and appendices hereto) upon or following a Change of Control of the Company will not be effective as to any Eligible Employee who has not consented, in writing, to such amendment or termination. Any action amending or terminating the Plan shall be in writing and executed by a duly authorized executive officer of the Company.

Section 7.              NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 8.              LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of California (without regard to principles of conflict of laws).

Section 9.              CLAIMS, INQUIRIES AND APPEALS.

(a)           Applications for Benefits and Inquiries.  Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).  The Plan Administrator is:

Rigel Pharmaceuticals, Inc.

Attn: General Counsel

1180 Veterans Boulevard

South San Francisco, CA 94080

(b)           Denial of Claims.  In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial.  Any electronic notice will comply with the regulations of the U.S. Department of Labor.  The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1)           the specific reason or reasons for the denial;

(2)           references to the specific Plan provisions upon which the denial is based;

(3)           a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4)           an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 10(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application.  If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)           Request for a Review.  Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied.  A request for a review shall be in writing and shall be addressed to:

Rigel Pharmaceuticals, Inc.

Attn: General Counsel

1180 Veterans Boulevard

South San Francisco, CA 94080

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent.  The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim.  The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim.  The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)           Decision on Review.  The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review.  If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period.  This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review.  The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor.  In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1)           the specific reason or reasons for the denial;

(2)           references to the specific Plan provisions upon which the denial is based;

(3)           a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4)           a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e)           Rules and Procedures.  The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims.  The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f)            Exhaustion of Remedies.  No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal.  Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 10, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 10.            BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all benefits under the Plan shall be paid only from the general assets of the Company.  An Eligible Employee’s right to receive payments under the Plan is no greater than that of the Company’s unsecured general creditors.  Therefore, if the Company were to become insolvent, the Eligible Employee might not receive benefits under the Plan.

Section 11.            OTHER PLAN INFORMATION.

(a)           Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 94-3248524.  The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 510.

(b)           Ending Date for Plan’s Fiscal Year and Type of Plan.  The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.  The Plan is a welfare benefit plan.

(c)           Agent for the Service of Legal Process.  The agent for the service of legal process with respect to the Plan is:

Rigel Pharmaceuticals, Inc.

Attn: General Counsel

1180 Veterans Boulevard

South San Francisco, CA 94080

(d)           Plan Sponsor and Administrator.  The Plan Sponsor and the “Plan Administrator” of the Plan is:

Rigel Pharmaceuticals, Inc.

Attn: General Counsel

1180 Veterans Boulevard

South San Francisco, CA 94080

The Plan Sponsor’s and Plan Administrator’s telephone number is (650) 624-1100 and facsimile number is (650) 624-1101.

Section 12.            STATEMENT OF ERISA RIGHTS.

Participants in this Plan are entitled to certain rights and protections under ERISA.  If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a)           Receive Information About Your Plan and Benefits

(1)           Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2)           Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description.  The Administrator may make a reasonable charge for the copies; and

(3)           Receive a summary of the Plan’s annual financial report, if applicable.  The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b)           Prudent Actions by Plan Fiduciaries.  In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan.  The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.  No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c)           Enforce Your Rights.  If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules as set forth in detail in Section 10 herein.

Under ERISA, there are steps you can take to enforce the above rights.  For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court and you are not required to follow the claims procedure set forth in Section 10 herein.  In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have completed the claims and appeals procedure described in Section 10 and have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court.  The court will decide who should pay court costs and legal fees.  If you are successful, the court may order the person you have sued to pay these costs and fees.  If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d)           Assistance with Your Questions.  If you have any questions about the Plan, you should contact the Plan Administrator.  If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.  You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration or accessing its website at http://www.dol.gov/ebsa/.

Section 13.            GENERAL PROVISIONS.

(a)           Notices.  Any notice, demand or request required or permitted to be given by either the Company or an Eligible Employee pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 12(d) and, in the case of an Eligible Employee, at the address as set forth in the Company’s employment file maintained for the Eligible Employee as previously furnished by the Eligible Employee or such other address as a party may request by notifying the other in writing.

(b)           Transfer and Assignment.  The rights and obligations of an Eligible Employee under this Plan may not be transferred or assigned without the prior written consent of the Company.  This Plan shall be binding upon any person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.  Following a Change of Control, any references to the “Company” in this Plan shall be deemed to be references also to any successor to the company.

(c)           Waiver.  Any party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of this Plan.  The rights granted the parties herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d)           Severability.  Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(e)           Section Headings.  Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

Section 14.            CIRCULAR 230 DISCLAIMER.

THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 CFR PART 10).  ANY ADVICE IN THIS PLAN IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU.  ANY ADVICE IN THIS PLAN WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF PARTICIPATION IN THE COMPANY’S CHANGE OF CONTROL SEVERANCE PLAN.  YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Section 15.            EXECUTION.

To record the adoption of the Plan as set forth herein, effective as of January 1, 2011, Rigel Pharmaceuticals, Inc. has caused its duly authorized officer to execute the same this 16th day of December, 2010.

RIGEL PHARMACEUTICALS, INC.

By:	/s/ Dolly Vance

Title:	EVP, General Counsel, Corporate Secretary

For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Rigel Pharmaceuticals, Inc. Change of Control Severance Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company or the Employers that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement with the Company and/or the Employer.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company, the Employers, and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”).  The Released Claims include, but are not limited to:  (1) all claims arising out of or in any way related to my employment with the Company, the Employers or their affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, the Employers, or their affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).  Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law;  or (2) any rights which are not waivable as a matter of law.  In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.  I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA.  I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me, and I must not revoke it thereafter.

EMPLOYEE

Name:

Date:

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Rigel Pharmaceuticals, Inc. Change of Control Severance Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company or the Employers that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement with the Company and/or the Employer.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company, the Employers, and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”).  The Released Claims include, but are not limited to:  (1) all claims arising out of or in any way related to my employment with the Company, the Employers or their affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, the Employers, or their affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), and the California Fair Employment and Housing Act (as amended).  Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law;  or (2) any rights which are not waivable as a matter of law.  In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.  I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA.  I also acknowledge that the consideration given for the Released Claims is in addition to anything of value to which I was already entitled.  I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the Released Claims do not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) the Release will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”).

I have received with this Release all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me, and I must not revoke it thereafter.

EMPLOYEE

Name:

Date:

For Employees Under Age 40

Individual and Group Termination

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Rigel Pharmaceuticals, Inc. Change of Control Severance Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof.  I am not relying on any promise or representation by the Company or the Employers that is not expressly stated therein.  Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Proprietary Agreement with the Company and/or the Employer.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company, the Employers, and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”).  The Released Claims include, but are not limited to:  (1) all claims arising out of or in any way related to my employment with the Company, the Employers or their affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company, the Employers, or their affiliates; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act (as amended).  Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law;  or (2) any rights which are not waivable as a matter of law.  In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding.  I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

APPENDIX A

RIGEL PHARMACEUTICALS, INC.

CHANGE OF CONTROL SEVERANCE PLAN

Severance benefits provided to Eligible Employees under the Rigel Pharmaceuticals, Inc. Change of Control Severance Plan (the “Plan”) are as follows:

1.                                      Severance Benefits.  Subject to the exceptions set forth in Section 2 of the Plan, each Eligible Employee who suffers a Qualifying Termination and who meets all of the requirements set forth in the Plan, including, without limitation, executing and letting become effective a general waiver and release in substantially the form attached to the Plan as Exhibit A, Exhibit B or Exhibit C, as applicable, within the applicable time period set forth therein, shall receive severance benefits as set forth in this Appendix A.

(a)                                  Cash Severance.  The Company shall make a lump sum payment of “Cash Severance” to the Eligible Employee in an amount determined as follows:

Title at Termination	Amount
CEO, President or EVP	2.5 x (Base Salary + Eligible Bonus)
SVP or VP	2.0 x (Base Salary + Eligible Bonus)

Subject to Section 3(e) of the Plan, the Cash Severance will be paid in a lump sum on the first regular payroll date following the effective date of the general waiver and release, but in no event later than March 15 of the year following the year in which the Qualifying Termination occurs.

(b)                                  COBRA Premium Benefit.  If the Eligible Employee was enrolled in a group health plan (i.e., medical, dental, or vision plan) sponsored by the Company or an affiliate of the Company immediately prior to the Qualifying Termination, the Eligible Employee may be eligible to continue coverage under such group health plan (or to convert to an individual policy) at the time of the Eligible Employee’s termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985 (together with any state law of similar effect, “COBRA”).  The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA.  No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums, or waiver of any cost of coverage under any self-funded group health plan, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA.  Therefore, the period during which an Eligible Employee may elect to continue the Company’s or its affiliate’s group health plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays, if any, or, with respect to a self-funded plan, any obligation to pay the cost of coverage to the Company that the Company waives, if any) will be applied in the same manner that such rules would apply in the absence of this Plan.

Provided that the Eligible Employee and/or his or her eligible dependents elect continued medical insurance coverage in accordance with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986 and any other applicable state and federal law (commonly referred to as “COBRA”), the Company shall pay to the Eligible Employee, on the first day of each month, a fully taxable cash payment equal to the applicable COBRA premiums for that month (including premiums for the Eligible Employee and his or her eligible dependents who have elected and remain enrolled in such COBRA coverage), subject to applicable tax withholdings (such amount, the “Special Severance Payment”), for a number of months equal to the lesser of (i) the duration of the period in which the Eligible Employee and his or her eligible dependents are enrolled in such COBRA coverage (and not otherwise covered by another employer’s group health plan that does not impose an applicable preexisting condition exclusion) and (ii) eighteen (18) months.  The Eligible Employee may, but is not obligated to, use such Special Severance Payment toward the cost of COBRA premiums. On the 45th day following the Eligible Employee’s termination of employment, the Company will make the first payment to the Eligible Employee under this Section Section 1(b), in a lump sum, equal to the aggregate Special Severance Payments that the Company would have paid to the Participant through such date had the Special Severance Payments commenced on the first day of the first month following the termination of employment through such day, with the balance of the Special Severance Payments paid thereafter on the schedule described above.  In the event the terminated Eligible Employee becomes covered under another employer’s group health plan (other than a plan that imposes a preexisting condition exclusion unless the preexisting condition exclusion does not apply) or otherwise ceases to be eligible for COBRA during the period provided in this Section 1(b), then the Eligible Employee must immediately notify the Company of such event, and the Special Severance Payments shall cease.  Notwithstanding the foregoing, if the if the Company determines in its sole discretion that it may pay COBRA premiums for Eligible Employee and any dependents covered under the Company’s group health plan immediately prior to such termination of employment without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in lieu of paying to the Eligible Employee the Special Severance Payments described above, for a period of 12 months commencing one calendar day following the date upon which Eligible Employee incurs a termination of employment, the Company shall pay COBRA premiums for Eligible Employee and any dependents covered under the Company’s group health plan immediately prior to such termination of employment, provided that the Company may cease making such premium payments when Eligible Employee secures other employment and becomes eligible to participate in the health insurance plan of Eligible Employee’s new employer (other than a plan that imposes a preexisting condition exclusion unless the preexisting condition exclusion does not apply).

For purposes of this Section 1(b), any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

(c)                                  Accelerated Vesting.   The vesting and exercisability of all then-outstanding compensatory equity awards held by the Eligible Employee shall be accelerated such that the awards are fully vested and exercisable as of the date of the Qualifying Termination.

(d)                                  Extended Period to Exercise Post Termination.      If the Eligible Employee has signed an agreement to extend the period to exercise post termination within thirty (30) days after becoming eligible to participate in the Plan, the Company will amend such Eligible Employee’s then-outstanding stock options to extend the post-termination exercise period of such options that is applicable upon a Qualifying Termination until the earlier of (i) the original end of the term of each such option (generally 10 years from the date of grant) or (ii) the one (1) year anniversary of the date of the Qualifying Termination.

2.                                      Definitions:  The following definitions shall apply for purposes of this Appendix A:

(a)                                  “Base Salary” shall mean the greater of the Eligible Employee’s base salary in effect immediately prior to (i) the Change of Control or (ii) the date of the Qualifying Termination. Base Salary does not include variable forms of compensation such as bonuses, incentive compensation, commissions, expenses or expense allowances.

(b)                                  “Eligible Bonus” shall mean the product of (i) the average percentage of the target annual incentive bonus earned by the Eligible Employee for performance during the two fiscal years immediately prior to the fiscal year in which the Qualifying Termination occurs and (ii) the target annual incentive bonus, expressed in dollars, which the Eligible Employee is eligible to earn in the fiscal year in which (A) the Change of Control occurs or (B) the Qualifying Termination occurs, whichever of (A) or (B) is greater.

The foregoing severance benefits are subject to all of the terms and conditions of the Plan, including reduction against any other severance owed to the Eligible Employee.

Appendix A Adopted: January 1, 2011

Rigel Pharmaceuticals, Inc.

By:

Title:	EVP, General Counsel, Corporate Secretary

EXHIBIT 1

FORM OF EMPLOYEE CONFIDENTIALITY AND PROPRIETARY RIGHTS/INFORMATION AGREEMENT

In consideration of  my employment or continued employment by Rigel Pharmaceuticals,  Inc. (“Rigel”), and the compensation now and  hereafter paid to me, I  __________________________ hereby agree to the following terms  and conditions:

1.  NONDISCLOSURE

1.1  Recognition  of Rigel’s Rights; Nondisclosure. At all  times  during  my employment  at Rigel and thereafter, I will hold in strictest confidence and  will not disclose,  use,  lecture  upon  or publish  Rigel’s  Proprietary  Information  (defined below), except as such disclosure,  use  or  publication may be required in connection with my work for Rigel, or  unless  an officer  of Rigel expressly  authorizes such in writing. I will  obtain Rigel’s written approval before publishing or  submitting for  publication  any  material (written,  verbal,  or  otherwise)  that relates to  my work at Rigel and/or incorporates  any Proprietary  Information.  I  hereby  assign  to  Rigel  any rights I may have  or  acquire  in  such  Proprietary Information  and  recognize  that  all Proprietary  Information shall be the sole property of Rigel and its assigns.

1.2  Proprietary  Information.  The  term  “Proprietary  Information” shall mean any and all  confidential and/or proprietary knowledge,  data or information  of Rigel  and its affiliated entities.  By way  of  illustration  but not  limitation,  “Proprietary  Information”  includes  (a)  trade  secrets,  inventions,  ideas, processes, formulas, data,  programs, other works of authorship,  know-how, improvements,  discoveries, cell lines, chemical compounds,  developments,  designs and  techniques (hereinafter collectively  referred  to  as  “Inventions”); and  (b)  information regarding  plans  for  research,  development,  new  products,  marketing  and  selling,  business  plans,  budgets  and  unpublished  financial  statements,  licenses,  prices and  costs,  suppliers  and  customers;  and (c)  information  regarding  the  skills  and  compensation  of other contract workers placed at Rigel or employees of  Rigel. Notwithstanding  the foregoing,  it is understood  that, at all such  times, I am  free  to  use  information which  is generally  known  in  the  trade  or  industry, which  is  not  gained  as  result  of a breach  of  this  Agreement, and my own, skill, knowledge, know-how and experience to  whatever extent and in whichever way I wish.

1.3  Third  Party  Information.  I understand,  in addition, that Rigel  has received and in the future will receive from third parties confidential  or  proprietary  information  (“Third  Party Information”)  subject  to a  duty  on  Rigel’s  part  to  maintain  the  confidentiality  of  such  information  and to use it only for certain limited purposes.  During  the term of  my employment  at Rigel  and thereafter, I will hold Third  Party  Information  in  the  strictest  confidence and will  not disclose  to  anyone (other than Rigel personnel who need to know such information in connection with  their work  for Rigel)  or use, except in connection  with my work  for Rigel,  Third  Party  Information  unless  expressly  authorized in writing by an authorized representative of Rigel.

1.4  No Improper Use  of  Information  of  Prior  Work  Placements, Employers and Others.  During my employment at Rigel  I will  not  improperly  use  or  disclose  any confidential information  or  trade secrets,  if any, of any former  work placement,  employer  or any  other person to whom I have an obligation of confidentiality,  and I will  not bring onto the premises  of  Rigel  any unpublished  documents  or any property belonging to  any former work placement, employer or  any  other  person  to whom I have  an  obligation  of  confidentiality  unless  consented  to  in writing  by  that  former  wo r k  placement,  employer  or person. I will use in the performance  of my duties only information  which  is  generally  known and  used  by  persons  with  training  and  experience  comparable  to my own, which is common knowledge  in the  industry or  otherwise legally in the public domain, or which is otherwise  provided or developed by Rigel.

2.  ASSIGNMENT OF INVENTIONS.

2.1  Proprietary Rights.  The  term “Proprietary Rights”  shall  mean all trade secret,  patent,  copyright,  and other intellectual  property  rights throughout the world.

2.2  Prior  Inventions.  Inventions,  if  any,  patented  or  unpatented, which I made  prior  to  the  commencement of  my  employment  with  Rigel  are excluded  from  the  scope  of  this  Agreement.  To  preclude  any possible  uncertainty, I have  set  forth on  Exhibit B (Previous  Inventions)  attached  hereto a complete  list of  all  Inventions that I have, alone or jointly with others, conceived, developed  or reduced to practice or caused to be conceived,  developed  or reduced  to  practice  prior  to  the  commencement of  my  work placement with  Rigel,  that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement  (collectively  referred  to  as  “Prior  Inventions”).  If  disclosure  of  any  such Prior Invention would cause me to  violate any prior confidentiality  agreement, I understand  that I am not  to  list such  Prior  Inventions  in  Exhibit B but  am  only  to disclose a cursory  name  for  each  such  invention, a listing of the party(ies) to whom it belongs and the fact that  full disclosure  as to such inventions  has not been made for that reason.  A  space  is  provided  on  Exhibit B for  such  purpose.  If  no  such  disclosure  is attached, I represent  that there are no Prior Inventions. If,  in the course of my employment at Rigel, I incorporate a Prior Invention  into a Rigel product,  process  or machine,  Rigel is hereby  granted  and  shall  have a nonexclusive,  royalty-free,  irrevocable,  perpetual,  worldwide  license  (with  rights  to sublicense  through  multiple  tiers  of  sublicensees)  to  make,  have  made,  modify,  use  and  sell  such  Prior  Invention. Notwithstanding  the  foregoing, I agree  that I will  not incorporate,  or permit to be incorporated,  Prior Inventions  in any Rigel  Inventions without Rigel’s prior written consent.

2.3  Assignment  of  Inventions.  Subject  to Sections 2.4, and  2.6, I hereby  assign  and agree  to assign  in the future  (when  any such  Inventions  or Proprietary Rights are first conceived,  reduced to practice  or fixed in a tangible medium,  as  applicable)  to Rigel  all my right,  title and interest  in and to any and all Inventions  (and  all Proprietary  Rights with  respect  thereto) whether  or  not  patentable  or  registrable  under  copyright  or  similar  statutes,  made  or  conceived  or  reduced  to  practice or learned by me, either alone or  jointly with others, during the  period of my employment  with Rigel.  Inventions  assigned to Rigel, or  to a third  party  as  directed  by  Rigel  pursuant  to  this  Section  2,  are  hereinafter referred to as “Rigel Inventions.”

2.4  Nonassignable  Inventions.  This Agreement does not apply to  an Invention that qualifies fully as a nonassignable  Invention under Section 2870  of  the California  Labor Code  (hereinafter  “Section  2870”). I have  reviewed  the  notification  on  Exhibit A (Limited  Exclusion Notification)  and  agree  that  my  signature  acknowledges  receipt of the notification.

2.5  Obligation to Keep Rigel Informed.  During the period of my  employment  at Rigel and for twelve  (12) months  after  termination  of  my employment  at Rigel, I will  promptly  disclose  to  Rigel  fully and  in writing  all Inventions  authored,  conceived  or reduced to practice by me, either alone  or  jointly  with  others  that relate  to  Rigel’s field  of  business or to the work I  performed for Rigel during my employment at Rigel (“Related  Subsequent  Inventions”).  In addition, I will promptly  disclose  to Rigel all patent  applications  filed  by  me  or  on  my  behalf  within a year after  termination of employment  at Rigel  that claim  or  disclose  Related Subsequent  Inventions. At the  time  of  each  such  disclosure, I will  advise  Rigel  in writing  of  any  Inventions  that  I  believe  fully  qualify for  protection  under  Section  2870;  and I will at that  time  provide  to  Rigel  in  writing  all  evidence  necessary  to  substantiate  that belief.  Rigel will keep in confidence  and will not  use for any purpose or  disclose to  third parties without my consent any  confidential information  disclosed  in writing  to Rigel  pursuant  to  this  Agreement  relating to Inventions  that qualify fully for protection  under  the provisions of Section 2870. I will preserve the confidentiality  of any Invention that does not fully qualify for protection under Section 2870.

2.6  Government  or Third Party.  I also agree to assign  all my  right, title and interest in and to any particular Invention to a  third party,  including without limitation the United States, as directed by Rigel.

2.7  Works  for Hire.  I acknowledge  that all original works of  authorship which are made by me (solely or jointly with others) within  the  scope  of  my  employment at Rigel  and which  are  protectable  by  copyright  are  “works  made  for hire,”  pursuant  to United  States  Copyright Act (17 U.S.C., Section 101).

2.8  Enforcement  of  Proprietary Rights.  I  will assist  Rigel in  every proper way to obtain, and from time to time enforce, United States  and foreign Proprietary Rights relating to  Rigel Inventions in  any and all  countries.  To that end I will execute, verify and deliver such documents  and  perform  such  other  acts  (including  appearances  as a witness)  as  Rigel  may reasonably  request for  use  in  applying for,  obtaining,  perfecting,  evidencing,  sustaining  and  enforcing  such  Proprietary Rights and the assignment  thereof.  In addition, I will execute,  verify  and  deliver  assignments  of  such  Proprietary  Rights  to  Rigel  or  its  designee. My obligation  to  assist  Rigel  with  respect  to  Proprietary Rights  relating  to such  Rigel Inventions  in any and all countries  shall  continue beyond the termination  of my employment  at Rigel, but Rigel  shall compensate me at a reasonable  rate after my termination  for the  time actually spent by me at Rigel’s request on such assistance.

In the event Rigel is unable  for any reason, after reasonable  effort,  to  secure my signature  on any document  needed  in connection with  the  actions  specified in  the  preceding  paragraph, I hereby  irrevocably  designate  and appoint Rigel and its duly authorized  officers and agents  as my agent  and attorney  in fact, which  appointment  is  coupled  with  an interest,  to act for and  in my behalf  to execute, verify and file any  such documents and to  do all other lawfully permitted acts to further the  purposes  of  the  preceding  paragraph with  the  same legal force and  effect as if executed by me. I hereby waive and quitclaim to Rigel any  and all claims, of any nature whatsoever, which I now or may hereafter  have for infringement of any Proprietary Rights assigned  hereunder  to  Rigel.

3.  Records.  I  agree  to  keep  and maintain  adequate and current  records (in the form of notes, sketches, drawings and in  any other  form that  may  be  required  by  Rigel)  of  all  Proprietary  Information  developed  by me and all Inventions  made by me during  the period  of  my  employment at Rigel,  which records shall be available  to  and remain the sole property of Rigel at all times.

4.  Additional Activities.  I  agree  that  during  the period of my  employment at Rigel I will not, without Rigel’s express written consent,  engage  in  any  work  placement or employment  or  business  activity  which is  competitive with, or would otherwise conflict with, my  employment with Rigel. I agree further that for the period of my  employment  by Rigel and for one (l) year after the date of termination  of my employment  at Rigel I will not induce any employee of Rigel to  leave the employ of Rigel.

5.  No Conflicting Obligation.  I represent  that my performance of all the terms of this Agreement and as temporary contract worker or intern of Rigel does not and will not breach any agreement  to  keep  in  confidence  information  acquired  by me in confidence  or in trust prior  to my employment at Rigel. I have  not  entered  into,  and I agree  I  will  not  enter  into,  any agreement either  written  or  oral  in  conflict herewith.

6.  Return  of Rigel Documents.  When I leave  my employ  og Rigel, I will deliver  to Rigel any and all drawings,  notes,  memoranda,  specifications,  devices, formulas, samples, and documents, together with  all copies  thereof,  and any other material  containing  or disclosing  any  Rigel Inventions,  Third  Party  Information  or  Proprietary Information  of  Rigel. I further  agree  that  any property situated  on  Rigel’s premises and owned by Rigel, including  disks and other storage media,  filing cabinets  or other work areas, is subject  to  inspection  by  Rigel  personnel  at  any time with  or without  notice.  Prior  to  leaving,  I  will  cooperate with Rigel in completing and signing Rigel’s termination  statement.

7.  Legal  and Equitable  Remedies.  Because  my  services  are  personal and unique and because I may have access to and become  acquainted with the Proprietary  Information  of Rigel,  Rigel shall have  the  right  to  enforce  this Agreement and  any  of  its  provisions  by injunction,  specific  performance  or other equitable relief, without  bond  and without prejudice  to any other rights and remedies  that  Rigel  may have for a breach  of this Agreement.

8.  Notices.  Any  notices  required  or  permitted hereunder  shall be given to the appropriate  party at the address specified below or  at such other address as the party shall specify in writing.  Such notice shall be deemed given upon personal delivery to the appropriate address  or if sent by certified  or registered  mail, three (3) days after the date of  mailing.

9.  Notification  of New Work Placement.  In  the  event that I  leave  the employ  of Rigel, I hereby  consent  to the notification  of my  new work  placement  or employer  of my rights  and obligations  under  this Agreement.

10.  General Provisions.

10.1   Governing Law; Consent to  Personal Jurisdiction.  This  Agreement will be governed by and construed according to the laws of  the State of California, as such laws are applied  to agreements  entered  into and to be performed  entirely within California  between  California  residents. I hereby expressly consent to the personal jurisdiction of the  state and federal courts located in San  Mateo County, California for any  lawsuit  filed there  against me by Rigel arising  from or related  to this Agreement.

10.2  Severability.  In  case  any  one  or  more  of  the  provisions  contained in  this Agreement shall, for any reason, be held to be invalid,  illegal or  unenforceable in  any respect, such invalidity, illegality or  unenforceability shall not affect the other provisions  of this Agreement,  and this Agreement shall be construed as if  such invalid, illegal or unenforceable  provision  had  never  been  contained  herein.  If  moreover,  any  one  or  more  of  the  provisions  contained  in  this  Agreement  shall for any reason  be held to be excessively  broad  as to duration, geographical scope, activity or subject, it  shall be construed by  limiting and reducing it, so as to be  enforceable to the extent compatible  with the applicable law as it shall then appear.

10.3  Successors  and Assigns.  This Agreement will be binding  upon my heirs, executors,  administrators  and other legal representatives  and will be for the benefit of Rigel, its successors, and its assigns.

10.4  Survival.  The  provisions  of this Agreement  shall survive the  termination  of my work placement at Rigel and the assignment  of this  Agreement by Rigel to any successor in interest or other assignee.

10.5  Employment.  I  agree  and  understand  that  nothing  in  this  Agreement shall confer any right with respect to continuation of my  employment at Rigel, nor shall it interfere in any way with my right or  Rigel’s right to terminate  my employment  at Rigel at any time, with or  without cause.

10.6  Waiver.  No waiver  by Rigel of any breach of this Agreement  shall be a waiver of any preceding  or  succeeding  breach. No waiver  by Rigel  of  any right  under  this Agreement shall  be  construed  as  a  waiver of any other right. Rigel shall not be required to give notice to  enforce strict adherence to all terms of this Agreement.

10.7  Entire Agreement.  The obligations pursuant to  Sections 1 and  2  of  this Agreement  shall  apply  to  any  time  during which I was  previously  placed at Rigel, or am in the future placed at Rigel, by Rigel  as a consultant  if  no  other  agreement  governs  nondisclosure  and  assignment of  inventions during such period. No modification of  or  amendment  to this Agreement,  nor any waiver of any rights under this  Agreement, will be effective unless in writing and signed by the party to  be charged. Any subsequent change or  changes in my duties, salary or compensation  will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment at Rigel, namely:  ______________________

I HAVE READ THIS  AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY  FILLED OUT EXHIBIT B TO THIS AGREEMENT.

ACCEPTED AND AGREED:

Signature:
Name:
Dated:

RIGEL PHARMACEUTICALS, INC.

By:
Name & Title:

EXHIBIT A

LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Rigel does not require you to assign or offer to assign to Rigel any invention that you developed entirely on your own time without using Rigel’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to Rigel’s business, or actual or demonstrably anticipated research or development of Rigel;

(2) Result from any work performed by you for Rigel.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Rigel and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

By:
Name

WITNESSED:

By:
Dated:

EXHIBIT B

TO:  Rigel Pharmaceuticals, Inc.

FROM:    _______________________________________

DATE:   ____________________________________

SUBJECT:  Previous Inventions

1.    Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment at Rigel Pharmaceuticals, Inc. that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by Rigel Pharmaceuticals, Inc.:

□       No inventions or improvements.

□        See below:

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

□       Additional sheets attached.

2.   Due  to a prior  confidentiality  agreement, I cannot  complete  the  disclosure  under  Section 1 above with  respect  to  inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to  the following party(ies):

	Invention or Improvement	Party(ies)	Relationship

1.
2.
3.

□        Additional sheets attached